Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, in connection with the Quarterly Report on Form 10-Q of Greater Community Bancorp (the "Company") for the three months ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company, certifies, to the best knowledge and belief of the signatory, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: November 2, 2007

/s/ Anthony M. Bruno, Jr.
Anthony M. Bruno, Jr.
Chief Executive Officer

/s/ Stephen J. Mauger
Stephen J. Mauger
Chief Financial Officer

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